Exhibit 99.2
Forward-Looking Statements
The following contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 that reflect our current expectations, beliefs, plans or forecasts with respect to, among other things, future events and financial performance. Forward-looking statements are often characterized by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other word, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. We caution readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such risks and uncertainties include, among others, those discussed in the section titled “Item 1A. Risk Factors” disclosed in our most recent Annual Report on Form 10-K for the year ended December 31, 2016 and any other filings we make with the SEC. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this report to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:
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we are exposed to risks related to the Acquisition, including the risks related to the satisfaction of the conditions to closing the Acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated time frame or at all, risks that the expected benefits from the Acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, and the risk of significant transaction costs and unknown or understated liabilities;

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we may be adversely affected by general economic and financial conditions beyond our control;

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we are exposed to risks related to our international sales and operations;

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our reported results could be adversely affected by currency exchange rates and currency devaluation could impair our competitiveness;

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our operations outside the United States require us to comply with a number of U.S. and foreign regulations, violations of which could have a material adverse effect on our financial condition and results of operations;

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we are dependent upon attracting and retaining key personnel;

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adverse conditions in the global automotive market or adoption of alternative technologies may adversely affect demand for our automotive carbon products;

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if increasingly more stringent air quality standards worldwide are not adopted, our growth could be impacted;

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we may be adversely affected by a decrease in government infrastructure spending;

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our printing inks business serves customers in a market that is facing declining volumes;

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our Performance Chemicals segment is highly dependent on CTO which is limited in supply;

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lack of access to sufficient CTO would impact our ability to produce CTO-based products;

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a prolonged period of low energy prices may materially impact our results of operations;

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we face competition from producers of substitute products and new technologies;

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we are dependent upon third parties for the provision of certain critical operating services at several of our facilities;

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the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire or other matters such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration;

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our ability to protect our intellectual property and other proprietary information;

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information technology security risks;

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government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and

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losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes.

SUMMARY
Unless indicated otherwise, “Ingevity,” the “Company,” “we,” “us” and “our” refer to Ingevity Corporation and its consolidated subsidiaries.
Ingevity
Ingevity is a leading global manufacturer of specialty chemicals and high performance activated carbon materials. We provide innovative solutions to meet our customers’ unique and demanding requirements through proprietary formulated products. Our deep technical expertise and experience, flexible manufacturing, distinctive chemistry, global reach and focus on innovation and application development provide our customers with the ability to enhance their own products and competitive position in the markets they serve.
Our business originated as part of the operations of our initial parent company, Westvaco Corporation, a paper and packaging company, using co-products of the kraft pulping process, primarily CTO and lignin, as well as hardwood sawdust. Ingevity operated as a division of Westvaco Corporation and its corporate successors, including MeadWestvaco Corporation and WestRock Company (“WestRock”), since 1964. Ingevity separated from WestRock on May 15, 2016.
Ingevity’s specialty chemical products serve as critical inputs used in a variety of high performance applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants and printing inks. We are also the leading global manufacturer of activated carbon used in gasoline vapor emission control systems in cars, trucks, motorcycles and boats, with over 750 million units installed globally, having supplied products in this application for over 40 years. Our products meet highly specialized, complex customer needs in the industries in which they are used. As customer applications become more demanding, Ingevity’s products become increasingly specialized and represent a critical component of our customers’ products, typically at a modest input cost relative to the customer’s overall product cost. This value creation—significant performance impact versus relatively low input cost—provides some measure of stability as customers may be reluctant to face the performance risk potentially associated with switching over to competitors’ offerings.
With a history of innovation spanning over 100 years, we have grown into a global leader in the markets we serve. From our manufacturing facilities located in the United States and China, we serve customers in approximately 65 countries. Our global engineering, technical, sales and application support teams closely collaborate with our customers, and, importantly, with their customers. With our deep technical expertise and experience in our customers’ applications and end markets, we have the capacity and flexibility to anticipate and respond to changing market conditions and customer demands and to develop proactive solutions that provide our customers—and therefore us—with a distinct competitive advantage. Additionally, the quality and diversity of our product portfolio, and the flexibility of our manufacturing assets, gives us the capability to direct our resources towards their most profitable and attractive uses and geographies in response to changing market conditions.
We participate in attractive, higher growth sectors of the global specialty chemicals industry. The broadly defined specialty chemicals industry is expected to experience a 3.3% compound annual growth rate (“CAGR”) from 2016 through 2021, according to industry estimates. Ingevity focuses on targeted markets within that space that are expected to outpace the broader specialty chemicals market growth rate, supported by long-term secular growth trends in infrastructure preservation and development, innovation in unconventional oil exploration and production and increasing global food production demands. We also participate in more commoditized sectors, where we sell our functional chemistries, including tall oil fatty acid (“TOFA”) and biofractions, directly into the marketplace with low differentiation, and where we sell certain activated carbons for use in some purification processes. Additionally, our specialized automotive carbon business, which engineers, manufactures and sells wood-based activated carbon used in gasoline vapor emission control systems, is expected to benefit from increasingly stringent vehicle emission standards worldwide that our products are uniquely designed and qualified to meet. The annual global sales of light duty vehicles (i.e., passenger and light commercial vehicles) that are powered with gasoline are forecast to grow from approximately 74 million to approximately 90 million vehicles (+22%) from 2016 to 2026. Most of this growth is expected to occur outside of the United States and Canada in countries and regions where gasoline vapor emission standards significantly lag the modern, highly effective standards of the United States and Canada. We believe this provides upside potential in addition to the already favorable macroeconomic growth trends of the global automotive industry.
We report in two business segments, Performance Materials and Performance Chemicals. Our Performance Materials segment consists of our carbon technologies business which primarily produces automotive carbon products used in gasoline vapor emission control systems. Our Performance Chemicals segment primarily addresses applications in three product families: pavement technologies, oilfield technologies and industrial specialties. The chart below illustrates our revenue by segment for the twelve months ended September 30, 2017 and sales by geography in 2016.

Performance Materials	Performance Chemicals		
Product Families	**Carbon Technologies**	**Pavement Technologies**	**Oilfield Technologies**	**Industrial Specialties**
Primary End Uses	• Automotive gasoline vapor emissions control • Process purification	• Pavement preservation • Adhesion promotion • Warm mix asphalt technology	• Well service additives • Production and downstream chemicals	• Adhesives • Agrochemicals • Lubricants • Publication inks • Industrial intermediates

2016 Revenue by Geography[(1)]

Performance Materials

Rest of World
Europe
0.7%
12.5%
24.8%
62.0%
Asia Pacific
North America

Performance Chemicals

Rest of World
3.1%
Europe
18.7%
Asia Pacific
10.6%
67.6%
North America

(1)
Sales are assigned to geographic areas based on the location to which the product was shipped to a third party.

Performance Materials
We engineer, manufacture and sell wood-based, chemically activated carbon products, produced through a highly technical and specialized process primarily for use in gasoline vapor emission control systems in cars, trucks, motorcycles and boats. We have produced and sold activated carbon for over 100 years, including over 40 years for the automotive application. We are the global leader in this automotive application, with over 750 million units installed globally since we entered this application.
Our automotive carbon products capture gasoline vapor emissions that would otherwise be released into the atmosphere as volatile organic compounds (“VOCs”) which contain hazardous air pollutants and can photochemically react to form ozone and secondary organic aerosols, a form of PM2.5, which themselves form haze. These gasoline vapor emissions (which are distinct from tailpipe emissions) are released primarily (i) during refueling, (ii) when a vehicle is parked during the daytime, as a result of evaporation and expansion of vapors in the fuel tank in warmer daytime temperatures and (iii) as “running loss,” as a result of evaporation and expansion of vapors in the fuel tank from increased temperatures as a result of operation of the vehicle. The captured gasoline vapors are largely purged from the carbon and directed to the engine where they are used as supplemental power for the vehicle. In this way, our automotive carbon products are part of a system that provides for both environmental control and energy recovery. We estimate that, in 2016, our products collectively prevented over 20,000 metric tons of VOC emissions each day from being lost to the atmosphere and returned the equivalent of 8 million gallons of gasoline each day to supplementally power vehicles.
Environmental standards drive the implementation of gasoline vapor emission control systems by automotive manufacturers. While tailpipe emissions on vehicles are well recognized, understood and regulated, gasoline vapor emissions from vehicles have been lightly regulated in many countries outside the United States and Canada. For those countries that have not significantly regulated gasoline vapor emissions, enacting more stringent regulations represents a low-cost, high-return opportunity to address their air quality issues. Adoption of modern gasoline vapor emission standards in these regions would have significant, positive environmental and energy efficiency impacts and provide significant upside growth potential for our automotive carbon business. Based on the regulatory trends and expected growth in vehicles, Ingevity management estimates that the revenue for its automotive emissions products could double within five to seven years from 2015. Ingevity, through its proprietary technology, trade secrets and confidential manufacturing know-how, has unparalleled capability and expertise to manufacture the high performance activated carbon products required to meet these regulatory standards, as well as more stringent standards likely to be imposed in the years to come.
We also produce a number of other activated carbon products for food, water, beverage and chemical purification applications to maximize the productivity of our manufacturing assets.
Performance Chemicals
Ingevity’s Performance Chemicals segment, which is comprised of three product families (pavement technologies, oilfield technologies and industrial specialties), develops, manufactures and sells a wide range of specialty chemicals primarily derived from co-products of the kraft pulping process. Products include performance chemicals derived from pine chemicals used in asphalt paving, adhesives, agrochemical dispersants, printing inks, lubricants, oilfield exploration and production and other diverse industrial uses. Our application expertise is often called upon to provide unique solutions to our customers that maximize resource efficiency.
Our pavement technologies group supplies a broad line of innovative additives, systems and technologies for road construction, resurfacing, preservation, maintenance and recycling globally. As a specialty asphalt additive supplier for over 50 years, we have a long history of work with transportation agencies, university research consortiums, paving contractors and asphalt refiners around the world to design, develop and implement innovative additives and novel paving systems that protect existing roadways and enhance the performance of new road construction. We compete on the basis of deep knowledge of our customers’ businesses and extensive insights into road building technologies and trends globally. We use these strengths to develop consulting relationships with government departments of transportation, facilitating new technology introduction into key markets around the world. Our combined expertise in the disciplines of chemistry and civil engineering provides a comprehensive understanding of the relationship between molecular structure of our chemistries and their impact on the performance of pavement systems. This allows us to develop products customized to local markets and to consistently deliver cost-effective solutions for our customers. We are a global leader in the rapidly expanding Warm Mix Asphalt (“WMA”) enhanced paving segment with our Evotherm family of products, with over 200,000 lane miles of Evotherm asphalt having been placed into service in the United States. We supply over 100 asphalt additive products and technologies to approximately 500 customers under numerous well-known industry brands such as Evotherm, Ralumac and Indulin. Technology centers located in the United States, China, Europe and India give us the ability to service our customers throughout these regions and provide us with market insights that allow us to develop customized solutions for local and regional markets.
Our oilfield technologies group produces and sells a wide range of innovative specialty chemical products for the global oilfield industry, including well service additives and chemical solutions for production and downstream applications. Our well service additive products are formulated to increase emulsion stability and aid in fluid loss control for oil-based drilling fluids. Other additives include rheology modifiers, which are used to improve the viscosity properties of oil-based fluids, and wetting agents, which provide improved wetting of solids and aid in the efficiency of the drilling process. This family of products aids in accessing difficult to reach oil and gas reserves, both on and offshore around the globe. Our production and downstream products serve as corrosion inhibitors or their components. Our corrosion inhibitors maximize production rates by reducing equipment downtime from corrosion of key equipment and pipe.
We compete on the basis of our ability to understand our customers’ applications and deliver solutions that aid in their improvement of the exploration and production of oil and gas for the end users. Additionally, this application expertise coupled with our strong understanding of CTO-based chemistry allows for rapid development of solutions to challenges in the field. Our scale and flexibility of manufacturing are the final piece that helps deliver the creativity, expedience and peace of mind that customers in oilfield require from their best suppliers.
Our industrial specialties group manufactures specialty chemicals—including adhesive tackifiers, agrochemical dispersants, lubricant additives, corrosion inhibitors and ink resins—used in industrial settings. Our technical expertise and formulation capabilities allow us to develop innovative products to meet our customers’ various needs.
The primary raw material used in our Performance Chemicals segment is CTO, a co-product of the kraft pulping process, where pine is used as the source of the pulp. CTO is produced by acidulating black liquor soap skimmings (“BLSS”), which are recovered during the kraft pulping process. The CTO is further separated by distillation into tall oil rosin (“TOR”), TOFA and other biofractions, which can either be sold or further refined or chemically modified to create higher value derivative products.
The availability of CTO is directly linked to the production output of kraft mills using pine as their source of pulp, which is the predominant fiber source for packaging grades of paper. As a result, there is a finite global supply of CTO—with global demand for kraft pulp driving the global supply of CTO, rather than demand for CTO itself. Most of the CTO made available for sale by its producers is covered by long-term supply agreements, further constraining availability. We currently have a long-term supply agreement with WestRock pursuant to which we purchase all of the CTO output from WestRock’s existing kraft mills, subject to certain exceptions. Under this agreement, based on WestRock’s current output, we expect to source approximately 45% to 55% of our CTO requirements through 2025 for the maximum operating rates of our facilities. We also have agreements with other suppliers to satisfy substantially all of the balance of our expected requirements of CTO through 2018.
We also produce performance chemicals derived from lignin, also a co-product of the kraft pulping process. Our Performance Chemicals business serves customers globally from two manufacturing locations in the United States.
Our Core Strengths
Ingevity is committed to continued value creation by focusing on its core strengths:
Leading Global Market Positions
We are a leader in the global pine chemicals industry, further distinguished by our focus on target markets that offer the potential for profitable growth, supported by long-term secular growth trends in infrastructure preservation and development, innovation in unconventional oil exploration and production and increasing global food production demands. Our products serve as critical inputs used in a variety of high performance applications, including asphalt paving, oil exploration and production, agrochemicals, lubricants and printing inks. The quality and diversity of our product portfolio, and the flexibility of our manufacturing assets, gives us the capability to direct our differentiated products towards their most profitable and attractive uses and geographies.
Ingevity is the leading global manufacturer of activated carbon used in gasoline vapor emission control systems in cars, trucks, motorcycles and boats. This business is expected to benefit from increasingly stringent vehicle emission standards worldwide that our products are uniquely designed and qualified to meet. The annual global sales of light duty vehicles (i.e., passenger and light commercial vehicles) that are powered with gasoline are forecast to grow from approximately 74 million to approximately 90 million vehicles (+22%) from 2016 to 2026. Most of this growth is expected to occur outside of the United States and Canada in countries and regions where gasoline vapor emission standards significantly lag the modern, highly effective standards of the United States and Canada. This provides significant upside potential in addition to the already favorable macroeconomic growth trends of the global automotive industry.
Flexible Manufacturing Capabilities Optimize Asset Utilization
The quality and diversity of our product portfolio, and the flexibility of our manufacturing assets, gives us the capability to direct our resources to their most profitable uses and geographies.
Our Performance Materials assets, which primarily produce automotive grade carbon, are also capable of producing a number of other activated carbon products for food, water, beverage and chemical purification applications, maximizing the productivity of these assets.
Our Performance Chemical assets include multipurpose chemical reactors that are capable of manufacturing products of varying chemistries that can serve multiple markets. For example, in our South Carolina facility, the newest reactor that was commissioned in 2015 is capable of producing products for pavement, oilfield and adhesives applications, while our Louisiana assets can be redirected with relative ease among various applications including asphalt, oilfield, adhesives and inks.
Deep Technical Expertise and Product Innovation Capability and Experience
We have deep technical expertise and market knowledge and insights, derived from customer relationships and research and development capabilities, that enable our innovation capacity. Innovation efforts are led and supported by our teams of technical experts and industry veterans, many of whom are considered the foremost experts in their fields, spread throughout our organization in key positions from product development to manufacturing to sales. Each of our business units has its own development and application laboratories that work in partnership with our customers to refine existing products and develop new innovative products that will drive value for Ingevity and our customers.
With our technical expertise and product innovation capability and experience, and by working closely with our customers, our technical experts can quickly offer application solutions that address our customers’ most difficult challenges. For example, when our road contractor customers vary the aggregate and/or asphalt to be used in a particular job mix, they call on our expertise to quickly reformulate the Ingevity additive chemistry needed for the revised mix, so that they can meet the original job specifications on time, regardless of the change. Our ability to swiftly understand and address our customers’ performance needs allows Ingevity to maintain and grow its partnerships with its customer base.
Unique Decades-Long Track Record of Automotive Carbon Products Meeting Emission Compliance Standards
Current U.S. Federal and California regulatory standards and the China 6 national standard, promulgated in December 2016, require that gasoline vapor control devices remain effective for the entire life of the vehicles on which they are installed. Ingevity has a substantial, decades-long track record of providing life-of-vehicle product performance in a properly designed gasoline vapor control system. Our capability to engineer a very specific nanoscale porosity into the carbons on a large commercial scale allows the system designers to minimize the system’s size based on our carbon’s ability to remain highly effective over a vehicle’s lifetime. Given the imperative for automotive manufacturers to produce vehicles capable of meeting these long-term requirements, or potentially face expensive recalls and unfavorable publicity, there is an increased risk to use the products of other producers who do not have a comparable, proven history and technical capability, particularly given the significant costs associated with non-compliance should a competitor’s product fail to maintain its effectiveness over vehicle lifetimes.
Global Manufacturing and Supply Chain Reach
We have a global reach that allows us to effectively service multinational customers through a combination of our manufacturing facilities located in the United States and China and local talent strategically placed around the globe. In addition, our technology centers located in the United States,

China, Europe and India give us the ability to service our customers throughout these regions, and provide us with market insights that allow us to develop customized solutions for local and regional markets. Our global engineering, technical, sales and application support teams serve customers in approximately 65 countries. Our global reach enables us to more effectively serve—and be the business partner of choice to—multinational companies that look to partners who can meet their needs on a consistent basis wherever they do business.
This capability also allows us to take advantage of future market trends. For example, our oilfield technology business has in the past been primarily focused on the North American market. Our global reach allows us to pursue growth opportunities in oil and gas producing regions outside of the United States, particularly in the Middle East.
End User Relationships Drive Profitable Growth Opportunities
We take a partnership approach with our customers, investing resources to deeply understand their customers’ needs so that we can provide technologically advanced, tailored solutions that allow our customers to maintain a competitive advantage in the markets they serve. Our knowledge of our customers’ end markets provides us with insights that enable us to develop solutions that address opportunities or challenges and create value for our customers. For example, through our relationships with several automobile manufacturers (original equipment manufacturers, or “OEMs”) (often, our customers’ customer), we learned that certain vehicles were having trouble passing emissions certification tests based on a small amount of VOCs migrating from the engine via the vehicles’ air intake systems. To address this issue, we developed several generations of activated carbon-based solutions, including activated carbon honeycombs and engineered activated carbon sheets, that manage these emissions while minimizing pressure drop in the air intake system—a key performance advantage to the OEMs. This drove demand for our product by addressing the needs of our customers’ customer. We believe this approach—driving demand for our products by developing solutions for our customers’ end markets—has been and will continue to be a significant driver of profitable growth.
Education of Government and Regulatory Bodies on Scientifically Based Policies and Specifications
Many of our customers are subject to increasing regulatory standards and mandates. For example, more stringent air quality standards drive reductions in automotive emissions or the use of recycled materials in the case of pavement technologies. With our technical expertise and experience, our teams are a valued resource and work directly with government and regulatory bodies, in support of our customers, as experts in their field to educate regulators about existing and innovative technologies that support their objectives or solve specific challenges. As the trend continues in mature and emerging markets towards more advanced solutions, we believe the ability to leverage our expertise to educate, advocate and promote sensible regulatory solutions will benefit our customers while driving incremental value within those markets. For example, Ingevity has globally recognized expertise in the highly specialized field of automotive gasoline vapor emissions. While tailpipe emissions on vehicles are well recognized, understood and regulated, gasoline vapor emissions from vehicles have been lightly regulated in many countries outside the United States and Canada. Our experts have educated authorities in other countries to help them understand and quantify the magnitude of these emissions and evaluate the highly effective solutions currently in use in the United States and Canada that can reduce these gasoline vapor emissions to “near zero” levels at a relatively low cost per vehicle.
Our engagement with regulators allows us to then work with our customers in order to help them respond and adapt to evolving and varying regulatory standards. For example, because of the stringent and differing regulatory compliance standards applicable to the global oilfield industry, our oilfield customers often turn to us over smaller, less sophisticated vendors in order to help them manage the complexities of compliance risk in chemical distribution and use throughout the world.
Highly Engaged, Performance and Safety-Driven Culture
We have assembled a highly talented, collaborative, committed and creative team which drives the success of our business. We believe in empowerment and accountability and encourage our employees to think boldly. Our collective ambition is keenly focused on creating value for today and tomorrow. Further, we are committed to protecting human health and the environment while using resources in a responsible and sustainable manner: as a long-standing member of the American Chemistry Council (“ACC”), we subscribe to the Guiding Principles of the American Chemistry Council’s Responsible Care program—a global chemical industry performance initiative that is implemented in the United States through the ACC. Our ISO 9001, IATF 16949 and Responsible Care Certifications are internationally recognized measures of consistent superior performance and responsibility to health, safety, security and the environment.
Long-Term Secured Raw Material Supply
At the time of the separation from WestRock, we entered into a long-term supply agreement with them pursuant to which we purchase all of the CTO output from WestRock’s existing kraft mills, subject to certain exceptions. This relationship with WestRock is strategically important to our Performance Chemicals business due to the limited supply of CTO globally, of which we believe a significant portion is already under long-term supply agreements with other consumers of CTO. We believe this increment of supply, in conjunction with other contracted sources of CTO, will allow us to serve customer demand.
Our Plans for Additional Growth
We have a demonstrated history of profitable growth. Looking ahead, we believe we will accelerate our growth while maintaining our profitability by taking the following steps:
Expand Sales to Existing Customers and into New Geographies
We believe we are well positioned to organically expand our sales through a combination of continued global sales growth, leveraging our significant application knowledge to apply our existing products to new applications and capitalizing on the investments we have made in our global sales, technical centers and distribution network. Our global reach allows us to effectively compete in new geographies, delivering proven innovative solutions where opportunities to apply our technologies exist. We continue to leverage our significant application knowledge and intimate customer relationships to target opportunities where we know our products perform and to create demand for our products by driving value for our customers.
We intend to continue to strengthen our position in emerging markets where we believe there are significant opportunities for growth. Opportunities include the expansion of sales of our pavement products into areas increasingly in need of newly paved roads and increased sales of activated carbon solutions driven by anticipated regulatory changes in global automotive vapor emissions control standards. As a result, we completed construction of a new Performance Materials facility in China during the fourth quarter of 2015. The total project spending was roughly $100 million. This facility produces products for our automotive emissions control applications. We began selling products from this facility in 2016.
Increase Our Offering of Specialized, Higher Margin Products
We employ a world-class team of engineering, technical, sales and application specialists, along with experienced industry professionals, which provide us with deep technical knowledge and the ability to be a leading provider of specialty products in the markets we serve. We have the experience and capability to further develop and expand upon the products we currently produce, further differentiating them into higher value, increasingly specialized products, or developing new applications and end uses.
We have a history of success in product development and differentiation. For example, our oilfield technologies business transitioned from providing basic TOFA to our customers to the development and marketing of specialized tall oil emulsifiers and corrosion inhibitors. We also grew our pavement technologies from asphalt chemicals into specialized additives used in ultra-thin paving technologies.
We believe that there is significant upside in further developing and expanding upon products produced from TOFA, displacing some of our lower margin business where we sell TOFA directly to certain customers. This will have the added benefit of improved insulation from the cyclical nature of the direct natural fats and oils market of which TOFA is a part. Over the next few years, our goal is to meaningfully increase the portion of our sales of specialized, higher value products derived from TOFA, including addressing new markets or opportunities to upgrade TOFA into product categories where we might not participate today.
Additionally, we search to supply the right chemistry for the applications within our market segments regardless of the raw materials required. Applying our unique insights into the end use applications of our products, our team searches to find novel solutions, outside of our current CTO-based materials, to problems and our team also works to create the supply chain needed to provide those products to our customers. As an example, we have developed and now manufacture and sell product solutions in our pavement technologies business that are TOFA and hydrocarbon based.
Innovate to Enable Our Customers to Adapt to Increasingly Stringent Regulatory Standards
We are a valued resource with government and regulatory agencies around the world, from California to China, including national, regional and local environmental regulatory bodies. We work directly with such bodies, in support of our customers, to help them develop sensible standards based on the availability of technological solutions that make such standards commercially achievable. As standards are adopted and become increasingly demanding, the products that can be used to achieve compliance with such standards become increasingly technologically complex to design and manufacture on a commercial level. Our ability to meet these complexities provides Ingevity with a distinctive commercial edge—as our customers in many applications depend on us to help them meet their compliance standards. We also work closely with automotive companies and their suppliers to ensure that they understand and can meet increasingly stringent vehicle emission standards.
Invest Organically and Selectively Pursue Acquisitions that Further Strengthen Our Product Portfolio
We plan to continue to invest capital organically in attractive cost reduction projects and in capacity expansions as necessary to meet demand growth. For example, in 2016, in order to meet the growing demand for our activated honeycomb products that help meet the U.S. and Canadian LEV III and Tier 3 regulations, we began a capital expansion at our Purification Cellutions, LLC, Waynesboro, Georgia honeycomb extrusion joint venture facility that effectively doubled the capacity output by year end 2017. As demand for these products grows, we will continue to evaluate additional capacity expansion as needed.
In addition, we intend to pursue value-creating acquisitions, such as the Acquisition (which is described below), that represent attractive opportunities in our target markets as well as in high-value niche applications that complement our current product portfolio and capabilities. We continue seeking to add product lines and portfolios, as well as marketing and manufacturing alliances, that will play an important role in strengthening our leadership positions. We are pursuing acquisitions both domestically and globally.
Recent Developments
The Acquisition
On August 22, 2017, the Company announced that it entered into an Asset Purchase Agreement, dated August 22, 2017 (the “Agreement”), with Georgia-Pacific Chemicals LLC (the “Seller”), Georgia-Pacific LLC (“Seller Parent” and, together with Seller, “GP”) and Ingevity Arkansas, LLC, a wholly-owned subsidiary of the Issuer (the “Buyer”), to purchase substantially all the assets primarily used in GP’s pine chemicals business (the “Pine Chemicals Business”), including assets and facilities related to tall oil fractionation operations and the production or modification of TOFA, TOR, rosin derivatives and formulated products. For the twelve months ended September 30, 2017, on an adjusted basis to account for expected modifications to CTO pricing in connection with the Acquisition, the Pine Chemicals Business generated net sales of  $106 million and EBITDA of  $31 million. The figures have been derived by the Company from unaudited financial records prepared by GP, including adjustments made by the Company to reflect the terms of the CTO supply agreement that will be entered into with GP at the closing of the Acquisition, and excluding adjustments to conform to the accounting policies and methodologies used by Ingevity. In addition, the Company expects to derive approximately $11 million in net “run rate” synergies as a result of the Acquisition in the two years following its consummation, comprised of  $6 million of lower transportation costs and warehousing optimization and $5 million of manufacturing optimization among three combined chemicals plants. We may not be successful in achieving these synergies within this period, or at all. For more information on these risks, see “Item 1A. Risk Factors” disclosed in our most recent Annual Report on Form 10-K for the year ended December 31, 2016 and any other filings we make with the SEC.
The purchase price for the Acquisition is $315 million, subject to a customary adjustment to reflect normalized working capital for the Pine Chemicals Business. In addition to the purchase price, at the closing of the Acquisition, the Company will assume certain liabilities related to the Pine Chemicals Business. The Company expects to finance the Acquisition with the proceeds of the notes offered hereby.
The Agreement contains customary representations, warranties, indemnities and closing conditions (including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended (“HSR Act”), and receipt of other required antitrust approvals in certain foreign jurisdictions). Pursuant to the Agreement, GP has agreed to indemnify the Company for losses resulting from a breach of certain representations and warranties and excluded liabilities, subject to certain limitations.
Either the Buyer or the Seller may terminate the Agreement if certain conditions to closing have not been satisfied or waived prior to August 22, 2018 (the “Outside Date”). If the Agreement is terminated (i) by the Buyer or the Seller due to the failure of the conditions to closing to be satisfied or waived by the Outside Date and, at the time of such termination, all conditions to closing have been satisfied or waived (other than the conditions requiring the receipt of any required antitrust approvals (including the expiration or termination of the waiting period under the HSR Act), the absence of legal impediments to closing under the antitrust laws and the delivery of certain required financial statements), (ii) by the Buyer or the Seller due to the existence of a final non-appealable legal impediment to closing that relates to antitrust laws, or (iii) by the Seller due to a material breach by the Buyer of its obligations to make the required filings under antitrust laws (including the HSR Act), to use its reasonable best efforts to resolve all objections asserted by any governmental body under the antitrust laws (including the HSR Act) (which efforts shall not require the disposal of any assets) or to use reasonable best efforts to take actions to consummate the Acquisition, then the Buyer will be required to pay to the Seller a termination fee in the amount of  $15 million.
In addition, at the closing of the Acquisition, the Company and GP intend to enter into certain transition and shared services agreements to effectuate the transfer of the assets pursuant to the Acquisition. Separately, at the closing of the Acquisition, the Company and GP will also enter into a supply agreement, whereby certain of GP’s paper mills will supply crude tall oil to the Company at market-based prices for a term of 20 years.
On November 9, 2017, the Company received a request for additional information and documentary material, often referred to as a “second request,” from the U.S. Federal Trade Commission (the “FTC”) in connection with the Agreement. The second request was issued under the HSR Act. GP received a similar second request from the FTC in connection with the Acquisition. Consummation of the Acquisition is conditioned on expiration of the waiting period applicable under the HSR Act, among other conditions. Issuance of a second request is a standard part of the regulatory approval process for transactions of this type. The effect of the second request is to extend the waiting period under the HSR Act until 30 days after all parties to the Agreement have substantially complied with the second request, unless the waiting period is terminated earlier by the FTC or the parties voluntarily extend the time for closing. The Company will continue to work closely and cooperatively with the FTC and currently anticipates closing the Acquisition in the first quarter of 2018.
This offering is not conditioned on the closing of the Acquisition and the offering of the notes is not conditioned upon the closing of the acquisition. Completion of the Acquisition is subject to the satisfaction or waiver of a number of conditions as set forth in the Agreement beyond our control that may prevent, delay or otherwise materially adversely affect its completion. We cannot predict whether and when these conditions will be satisfied, and no assurance can be provided that the Acquisition will be completed in the manner and on the time frame currently anticipated, or at all.

Total Company Outlook and Fiscal Year 2017 Guidance
The outlook and guidance provided below regarding our fiscal 2017 performance represents our management’s estimates as of the date hereof only. This information, which consists entirely of forward-looking statements, has been prepared by our management and is subject to revision upon the completion of our year-end financial closing process, as well as the external audit of the information and is qualified by, and subject to, the assumptions, risks and uncertainties discussed and referred to in our filings with the U.S. Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2016 and our other periodic filings that may cause actual results to differ materially. The information below that is presented as a range of results is not intended to represent that actual results could not fall outside of the suggested ranges. The fiscal year 2017 outlook and guidance presented below should not be considered a substitute for the financial information to be filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 once it becomes available. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above, see “Item 1A. Risk Factors” disclosed in our most recent Annual Report on Form 10-K for the year ended December 31, 2016 and any other filings we make with the SEC.
The outlook and guidance provided below has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to this information. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. PricewaterhouseCoopers LLP’s report included in our form 10-K for the year ended December 31, 2016 relates to our historical financial information. It does not extend to the outlook and guidance below and should not be read to do so.
On November 1, 2017, we updated our guidance for our fiscal year 2017. A summary of our guidance is as follows: we narrowed our fiscal year 2017 guidance for sales from between $940 million and $955 million to $945 million and $955 million. We also narrowed and raised our guidance for Adjusted EBITDA from between $220 million and $230 million to between $227 million and $232 million.
For revenue, favorable volume in Performance Materials and in certain Performance Chemicals applications are expected to be partially offset by negative pricing pressure in Performance Chemicals industrial specialties and oilfield technologies applications as compared to prior year. 2017 Adjusted EBITDA is expected to grow in the low double digit range as compared to prior year. This is driven by volume improvement due to growth in our higher margin Performance Materials and Performance Chemicals pavement technologies and oilfield technologies applications, favorable year over year CTO costs, partially offset by continued pricing pressure in oilfield technologies and industrial specialties. Some risks to the 2017 outlook include reductions in U.S. light vehicle sales from the 2016 record, higher non-CTO raw materials costs associated with higher oil prices, a shift towards smaller vehicles in the U.S. (versus the 2016/2017 shift towards light-trucks), lower automotive product sales in China driven by a reduction in tax incentives versus 2016, lower oil prices and a reduction in oil drilling and production in oilfield technologies, and increased volume and pricing pressure in industrial specialties.
A reconciliation of net income to Adjusted EBITDA as projected is not provided because we do not forecast net income as we cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from WestRock, further restructuring and other income or charges, and acquisition-related charges in connection with the planned Acquisition as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future other items with similar characteristics to those currently included in Adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact net income and Adjusted EBITDA.

Selected Historical Financial Data
Ingevity did not operate as a separate, stand-alone entity for the five-year period ended December 31, 2016, or for the full nine-month period ended September 30, 2016, included within the table below. Our consolidated balance sheet as of December 31, 2016 consists of the consolidated balances of Ingevity as prepared on a stand-alone basis. Our consolidated balance sheet as of December 31, 2015, 2014, 2013 and 2012 and consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 have been prepared on a “carve out” basis for the periods and dates prior to the Separation on May 15, 2016. Our condensed consolidated statement of operations and comprehensive income (loss) for the nine months ended September 30, 2016 as well as our statement of cash flows for the nine months ended September 30, 2016 have been prepared on a “carve-out” basis for the periods and dates prior to the Separation on May 15, 2016. For more information, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our Quarterly Report on Form 10-Q for the period ended September 30, 2017 and any other filings we make with the SEC.
The information presented in the table below for, and as of the end of, each of the years in the five-year period ended December 31, 2016, and the nine months ended September 30, 2017 and 2016, are derived from our audited consolidated financial statements and unaudited condensed consolidated financial statements. The selected consolidated financial data should be read in conjunction with our audited consolidated financial statements and unaudited condensed consolidated financial statements and the related notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our Quarterly Report on Form 10-Q for the period ended September 30, 2017 and any other filings we make with the SEC.
	Nine months Ended September 30,		Year Ended December 31,
($ in millions)	2017	2016	2016	2015	2014	2013	2012
Statement of Operations Data:
Net sales	$742.9	$697.4	$908.3	$958.3	$1,035.5	$964.4	$939.3
Gross profit	253.7	218.1	274.4	275.4	318.5	290.4	297.2
Separation costs	0.7	13.6	17.5	17.2	0.4	—	—
Restructuring and other (income) charges, net	3.5	38.3	41.2	(7.5)	(5.6)	(2.4)	—
Income before income taxes	142.1	71.9	87.0	136.5	202.1	180.9	189.5
Net income (loss) attributable to Ingevity stockholders	84.9	26.1	35.2	79.7	129.0	116.8	120.0
Balance Sheet Data (at period end):
Working capital(1)	$205.9	191.4	$158.3	$196.5	$128.7	$119.2	$109.3
Property, plant and equipment, net	431.9	419.9	422.8	437.5	410.1	325.6	300.0
Total assets	909.8	844.7	832.8	778.7	715.1	592.6	551.1
Long-term debt including capital lease obligations	448.7	513.5	481.3	80.0	85.8	85.8	85.8
Total equity	233.6	129.7	134.6	517.4	416.6	326.3	295.5
Other Data:
Capital expenditures	$36.2	$37.3	$56.7	$100.9	$101.8	$57.3	$40.2
Depreciation and amortization expense	30.4	28.4	38.8	34.6	32.3	32.8	31.9

(1)
Defined as current assets less current liabilities.

Risks Relating to the Acquisition
Our planned acquisition of GP’s Pine Chemical Business may not occur in the expected time frame, which may negatively affect the benefits we expect to obtain from the transaction and increase transaction costs, or may not occur at all.
The Agreement for the Acquisition contains customary representations, warranties, indemnities and closing conditions (including the expiration or early termination of the waiting period under the HSR Act, and receipt of other required antitrust approvals in certain foreign jurisdictions). On November 9, 2017, the Company received a request for additional information and documentary material, often referred to as a “second request,” from the FTC in connection with the Agreement. The second request was issued under the HSR Act. GP received a similar second request from the FTC in connection with the Acquisition. Consummation of the Acquisition is conditioned on expiration of the waiting period applicable under the HSR Act, among other conditions. Issuance of a second request is a standard part of the regulatory approval process for transactions of this type. The effect of the second request is to extend the waiting period under the HSR Act until 30 days after all parties to the Agreement have substantially complied with the second request, unless the waiting period is terminated earlier by the FTC or the parties voluntarily extend the time for closing. The Company will continue to work closely and cooperatively with the FTC and currently anticipates closing the Acquisition in the first quarter of 2018.
Completion of the Acquisition is subject to the satisfaction or waiver of a number of other conditions as set forth in the Agreement, including the receipt of certain governmental approvals. We and GP may not be able to satisfy the closing conditions; closing conditions beyond our or their control may not be satisfied or waived and the Acquisition may not be consummated by reason of failure to satisfy such conditions. If the Acquisition is not completed within the expected time frame, such delay could result in additional transaction costs, termination fees, loss of revenue or other effects associated with uncertainty about the Acquisition.
We may not realize the growth opportunities and cost synergies that are anticipated from the Acquisition.
The benefits that are expected to result from the Acquisition will depend, in part, on our ability to realize the anticipated growth opportunities and the expected synergies derived from manufacturing optimization and lower logistic costs. Our success in realizing these growth opportunities and synergies, and the timing of this realization, depends on the successful integration of the Pine Chemical Business. There is a significant degree of difficulty and management distraction inherent in the process of integrating an acquisition as sizable as the Pine Chemical Business. The process of integrating operations could cause an interruption of, or loss of momentum in, our and the Pine Chemical Business’ activities. Members of our senior management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage other aspects of our business, service existing customers, attract new customers and develop new products or strategies. If senior management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer. There can be no assurance that we will successfully or cost-effectively integrate the Pine Chemical Business. The failure to do so could have a material adverse effect on our business, financial condition or results of operations.
Even if we are able to integrate the Pine Chemical Business successfully, this integration may not result in the realization of the full benefits of the growth opportunities and synergies that we currently expect from this integration, and we cannot guarantee that these benefits will be achieved within anticipated time frames or at all. For example, we may not be able to achieve the expected synergies from manufacturing optimization and lower logistics costs, or the associated costs may be greater than we expect. Any of these would offset the anticipated benefits from the planned Acquisition.